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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                                 TBC CORPORATION

                   AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER 29, 2003

         SERIES D VARIABLE RATE SENIOR SECURED NOTES DUE APRIL 16, 2009

              GUARANTEED BY CERTAIN SUBSIDIARIES OF TBC CORPORATION

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                                 TBC CORPORATION

         SERIES D VARIABLE RATE SENIOR SECURED NOTES DUE APRIL 16, 2009
                  GUARANTEED BY SUBSIDIARIES OF TBC CORPORATION

                   AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

                                                         As of November 29, 2003

The Noteholders Named on
the Signature Page hereto

Ladies and Gentlemen:

         TBC CORPORATION, a Delaware corporation (together with its permitted successors and assigns, the "COMPANY"), hereby agrees with you as follows:

1.       BACKGROUND.

         The Company and the Noteholders are party to a Note Purchase Agreement (as in effect immediately prior to the effectiveness of this Agreement, the "EXISTING NOTE PURCHASE AGREEMENT" and, as amended hereby, the "NOTE PURCHASE AGREEMENT"), dated as of April 1, 2003, pursuant to which the Company issued $50,000,000 in aggregate principal amount of its Series D Variable Rate Senior Secured Notes due April 16, 2009 (the "NOTES"). The aggregate principal amount of the Notes outstanding on the date hereof is $50,000,000, all of which notes are held by the Noteholders. The obligations of the Company under the Note Purchase Agreement and the Notes are secured by: (a) a lien on certain assets of (and are guaranteed by) certain Subsidiaries of the Company (the "EXISTING SUBSIDIARY OBLIGORS") pursuant to that certain Guarantee and Collateral Agreement, dated as of March 31, 2003 (the "EXISTING GUARANTEE AND COLLATERAL AGREEMENT"), and (b) a lien on certain real property owned by the Company, pursuant to that certain Deed of Trust, Assignment of Leases and Security Agreement, dated as of March 31, 2003, in favor of the Collateral Agent (the "EXISTING COMPANY MORTGAGE"). Contemporaneously herewith, Merchant's, Incorporated, a wholly-owned Subsidiary of the Company, is acquiring (the "NTB ACQUISITION") all of the issued and outstanding capital stock of NTW Incorporated, a Delaware corporation ("NTB") from Sears, Roebuck and Co., a New York corporation, pursuant to a certain Stock Purchase Agreement, dated as of September 21, 2003 (the "NTB ACQUISITION AGREEMENT"). The Company has requested that the Noteholders agree to amend the Existing Note Purchase Agreement to permit the NTB Acquisition, and the financing thereof, as set forth herein. The Noteholders have, subject to the satisfaction of the conditions set forth in
Section 5 of this Agreement, consented to such request. Additionally, the Company has formed a new Subsidiary, TBC of Nevada LLC, a Nevada limited liability company ("TBC NEVADA"), which will hold and dispose of certain assets formerly held by STI Acquisition, LLC and, in compliance with the obligations of the Company under the Note Purchase Agreement, shall become a Grantor and Guarantor under the Guarantee and Collateral Agreement (as such terms are defined therein). The mutual agreement of the parties as to such matters is set forth in this Agreement.

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2.       DEFINED TERMS.

         Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Note Purchase Agreement. Other defined terms used herein shall have the meanings set forth below:

         "AGREEMENT, THIS" means this Amendment No. 1 to Note Purchase
Agreement.

         "AMENDED AND RESTATED CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated on or about the date hereof, by and among the Company, First Tennessee Bank, National Association, as Administrative Agent, JP Morgan Chase Bank, as Co-Administrative Agent, and the other lenders party thereto.

         "AMENDMENT DOCUMENTS" means, this Agreement, the Company Mortgage Amendment, the GCA Amendment and the Assumption Agreements.

         "AMENDMENTS" is defined in Section 4.1.

         "ASSUMPTION AGREEMENTS" is defined in Section 5.10.

         "COLLATERAL" is defined in Section 3.9.

         "COMPANY" is defined in the introductory paragraph.

         "COMPANY MORTGAGE" is defined in Section 3.9(b).

         "COMPANY MORTGAGE AMENDMENT" is defined in Section 5.12.

         "EXISTING COMPANY MORTGAGE" is defined in Section 1.

         "EXISTING GUARANTEE AND COLLATERAL AGREEMENT" is defined in Section 1.

         "EXISTING NOTE PURCHASE AGREEMENT" is defined in Section 1.

         "EXISTING SUBSIDIARY OBLIGORS" is defined in Section 1.

         "FINANCING DOCUMENTS" means this Agreement, the Note Purchase Agreement, the Notes, the GCA Amendment, the Guarantee and Collateral Agreement, the Company Mortgage Amendment, the Company Mortgage and the Assumption Agreements.

         "GCA AMENDMENT" is defined in Section 5.9.

         "GUARANTEE AND COLLATERAL AGREEMENT" means the Existing Guarantee and Collateral Agreement, as amended by the GCA Amendment and after giving effect to the Assumption Agreements.

         "NOTEHOLDERS" means, and is a collective reference to, each holder of a Note on the date hereof.

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         "NOTE PURCHASE AGREEMENT" is defined in Section 1.

         "NOTES" is defined in Section 1.

         "NTB" is defined in Section 1.

         "NTB ACQUISITION" is defined in Section 1.

         "NTB ACQUISITION AGREEMENT" is defined in Section 1.

         "NTB ACQUISITION DOCUMENTS" means the NTB Acquisition Agreement and all schedules, exhibits and annexes thereto, and all the related documents and instruments executed pursuant thereto, including, without limitation, any side letters or other agreements affecting the terms of the NTB Acquisition Agreement.

         "NTB SALE AND LEASEBACK" means the sale, for an aggregate price not to exceed $140,000,000 and the leasing back of up to eighty-nine retail properties acquired by the Company in connection with the NTB Acquisition.

         "NTB SALE AND LEASEBACK DOCUMENTS" means the Purchase Agreement and Escrow Instructions, dated October 23, 2003, between the Company and Realty Income Corporation.

         "OBLIGORS" means the Company, the Existing Subsidiary Obligors, NTB and TBC Nevada.

         "PLEDGED STOCK" is defined in Section 3.9.

         "PRO FORMA BALANCE SHEET" is defined in Section 3.11.

         "SOLVENT" means, with respect to any Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "TBC NEVADA" is defined in Section 1.

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3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         To induce the Noteholders to enter into this Agreement, the Company represents and warrants that:

         3.1.     ORGANIZATION AND EXISTENCE.

         Each of the Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the entity power and authority to own its respective property and to carry on its respective business as now being conducted.

         3.2.     AGREEMENTS AUTHORIZED; OBLIGATIONS ENFORCEABLE.

                  (a) AGREEMENTS ARE LEGAL AND AUTHORIZED. The execution and delivery by the Obligors of each Amendment Document to which it is a party and compliance by the Obligors with all of the provisions of each Financing Document to which it is a party, is within the corporate power and authority of such Obligor.

                  (b) OBLIGATIONS ARE ENFORCEABLE. Each Obligor has duly authorized each Amendment Document to which it is a party by all necessary corporate or other action on its part. The Amendment Documents have been executed and delivered by one or more duly authorized officers of each Obligor party thereto, and each Financing Document constitutes a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except that the enforceability thereof may be:

                           (i)      limited by applicable bankruptcy,
                  reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                           (ii) subject to the availability of equitable remedies.

         3.3.     NO CONFLICTS.

         Neither the execution and delivery of any Amendment Document by any Obligor, nor the fulfillment of or compliance with the terms and provisions of any Financing Document to which it is a party, nor the consummation of the NTB Acquisition, will conflict with, or result in a breach of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of the properties of the Company or any Subsidiary (other than those permitted by Section 6.3 of the Note Purchase Agreement) pursuant to, the charter, bylaws or other constitutive documents of the Company or such Subsidiary, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or such Subsidiary is subject.

         3.4.     GOVERNMENTAL CONSENT.

         Neither the execution and delivery of the Amendment Documents, nor the performance by the Obligors of their respective obligations under the Financing Documents, is such as to

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require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings with the Securities and Exchange Commission and/or state blue sky authorities) on the part of such Obligor in connection with the execution and delivery of the Amendment Documents or the fulfillment of or compliance with the terms and provisions of the Financing Documents.

         3.5.     FULL DISCLOSURE.

         The Amendment Documents and the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Obligors in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company, or to the best knowledge of the Company, any other Obligor, that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Obligors specifically for use in connection with the transactions contemplated by the Financing Documents.

         3.6.     NO DEFAULTS; NO MATERIAL ADVERSE CHANGE.

         No event has occurred and no condition exists that, upon the execution and delivery of the Amendment Documents and the effectiveness of the Amendments:
(a) would constitute a Default or an Event of Default, or (b) could reasonably be expected to result in a Material Adverse Effect.

         3.7.     PROPERTIES.

                  (a) The Company and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, free and clear of all Liens except for the Liens set forth on Schedule 6.3 hereto, Liens permitted by
         Section 6.3 of the Note Purchase Agreement and minor defects in title that do not interfere with its ability to conduct the Company's or such Subsidiary's business as currently conducted or to utilize such properties for its intended purposes.

                  (b) Schedule 3.7(b) lists, as of the Effective Date, each parcel of owned real property located in the United States and held by the Company or any of its Subsidiaries.

         3.8.     ENVIRONMENTAL AUDITS.

         The environmental audits regarding the real properties which are part of the NTB Acquisition provided to the Noteholders pursuant to Section 5.17 do not contain any finding that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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         3.9.     SECURITY DOCUMENTS.

                  (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Noteholders, a legal, valid and enforceable security interest in the collateral described therein (the "COLLATERAL") and proceeds thereof. In the case of the pledged Capital Stock of NTB described in the Guarantee and Collateral Agreement (the "PLEDGED STOCK"), when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, financing statements with respect to NTB and TBC Nevada in appropriate form having been filed in the offices specified on Schedule 3.16(a) to the Amended and Restated Credit Agreement, the Guarantee and Collateral Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of NTB and TBC Nevada in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.3 of the Note Purchase Agreement).

                  (b) The Existing Company Mortgage, as amended by the Company Mortgage Amendment (the "COMPANY MORTGAGE") is effective to create in favor of the Collateral Agent, for the benefit of the Noteholders, a legal, valid and enforceable Lien on the property described therein and proceeds thereof, and the Existing Company Mortgage has been filed in the applicable office specified on Schedule 3.16(b) to the Amended and Restated Credit Agreement and constitutes (and, upon the filing of the Company Mortgage Amendment, the Company Mortgage will constitute) a fully perfected Lien on, and security interest in, all right, title and interest of the Company in the property described in such mortgage and the proceeds thereof, as security for the Secured Indebtedness (as defined in the Company Mortgage), in each case prior and superior in right to any other Person.

         3.10.    SOLVENCY.

         The Company is, and after giving effect to the NTB Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, and will continue to be, Solvent.

         3.11.    PRO FORMA FINANCIAL STATEMENTS.

         The unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries as at November 30, 2003 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the NTB Acquisition, (ii) the loans to be made under and pursuant to the Amended and Restated Credit Agreement and the NTB Sale and Leaseback to be consummated on the Effective Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared using NTB's balance sheet as at December 28, 2002 and the projected consolidated balance sheet of the Company and its existing Subsidiaries as at November 30, 2003 and, to the best of the

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Company's knowledge as of the Effective Date, presents fairly on a pro forma basis the estimated consolidated financial position of Company and its Subsidiaries as at November 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

4.       AMENDMENTS.

         4.1.     AMENDMENTS IN RESPECT OF THE EXISTING NOTE PURCHASE AGREEMENT.

         The Noteholders and the Company hereby agree that, subject to Section 5 hereof, the Existing Note Purchase Agreement is hereby amended in the manner specified in Exhibit A to this Agreement (collectively, the "AMENDMENTS").

         4.2.     EFFECT OF AMENDMENTS.

         Except as expressly provided herein, (a) no terms or provisions of the Existing Note Purchase Agreement or any other agreement are modified or changed by this Agreement, and (b) the terms of this Agreement shall not operate as an amendment, waiver or other modification by the Noteholders of, or otherwise prejudice the Noteholders' rights, remedies or powers under, the Note Purchase Agreement or under any applicable law, and all of such rights, remedies and powers are hereby expressly reserved.

5.       CONDITIONS TO EFFECTIVENESS.

         The Amendments shall become effective only upon the date of the satisfaction in full of the following conditions precedent (the "EFFECTIVE DATE"):

         5.1.     EXECUTION AND DELIVERY OF THIS AGREEMENT.

         The Company and the Noteholders shall have executed and delivered a counterpart of this Agreement.

         5.2.     REPRESENTATIONS AND WARRANTIES TRUE.

         The representations and warranties set forth in paragraph 3 shall be true and correct on such date in all material respects.

         5.3.     AMENDED AND RESTATED CREDIT AGREEMENT.

         The Amended and Restated Credit Agreement shall have been executed and delivered by all parties thereto.

         5.4.     AUTHORIZATION.

         The Company and each Subsidiary shall have authorized, by all necessary action, the execution, delivery and performance of all documents, agreements and certificates in connection with this Agreement, and the satisfaction of all closing conditions set forth in this Section 5, applicable to the Company or such Subsidiary.

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         5.5.     COMPANY SECRETARY CERTIFICATE.

         The Noteholders shall have received a certificate of the Secretary of the Company, (a) certifying that the certificate or articles of incorporation and the bylaws of the Company and the Existing Subsidiary Obligors delivered by the Company in connection with the Existing Note Purchase Agreement are in full force and effect, having not been amended, supplemented, replaced or otherwise modified in any way, and (b) attaching and certifying as true, correct and complete copies of the resolutions of the Company and each Existing Subsidiary Obligor authorizing the execution, delivery and performance of this Agreement and the other Financing Documents to be executed in connection herewith, and the satisfaction of all closing conditions set forth in this Section 5, applicable to the Company or such Existing Subsidiary Obligor.

         5.6.     CERTAIN DOCUMENTS; COMPANY OFFICER CERTIFICATE.

         The Noteholders shall have received a certificate of a Senior Financial Officer of the Company attaching and certifying as true, correct and complete, copies of:

                  (a)      the Amended and Restated Credit Agreement;

                  (b)      the NTB Sale and Leaseback Documents; and

                  (c)      the NTB Acquisition Agreement.

         5.7.     NEW SUBSIDIARIES' SECRETARY CERTIFICATES.

         Each of NTB and TBC Nevada shall have executed and delivered to each Noteholder a certificate of its Secretary or Assistant Secretary, certifying as true, correct and complete and attaching:

                  (a) copies of the resolutions authorizing the execution, delivery and performance of all Financing Documents to be executed by it in connection herewith, and the satisfaction of all closing conditions set forth in this Section 5 applicable to it;

                  (b) in the case of NTB, its certificate of incorporation and all amendments thereto and, in the case of TBC Nevada, its limited liability company agreement and all amendments thereto;

                  (c)      in the case of NTB, its bylaws;

                  (d) a long form certificate of good standing with respect to it issued by the Secretary of State of its jurisdiction of organization; and

                  (e) an incumbency certificate and specimen signatures of its officers executing documents.

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         5.8.     NTB ACQUISITION DOCUMENTS; CONSUMMATION OF NTB ACQUISITION.

         The NTB Acquisition shall have been consummated in accordance with applicable law and the terms of the NTB Acquisition Documents, no provisions thereof having been amended, waived, supplemented or otherwise modified in any respect materially adverse to the Company and the Noteholders.

         5.9.     AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT.

         The Noteholders shall have received the Amendment to Guarantee and Collateral Agreement, substantially in the form of Exhibit B hereto (the "GCA AMENDMENT"), executed and delivered by the Company, each Existing Subsidiary Obligor and the Collateral Agent.

         5.10. ASSUMPTION OF GUARANTEE AND COLLATERAL AGREEMENT BY NTB AND TBC NEVADA.

         The Noteholders shall have received an Assumption Agreement, substantially in the form attached to the Guarantee and Collateral Agreement as Annex 1, executed and delivered by each of NTB and TBC Nevada (the "ASSUMPTION AGREEMENTS").

         5.11.    AMENDMENT TO INTERCREDITOR AGREEMENT.

         The Noteholders shall have received the Amendment to the Intercreditor Agreement, substantially in the form of Exhibit C hereto, executed and delivered by the parties to the Intercreditor Agreement, and acknowledged by the Company.

         5.12.    COMPANY MORTGAGE AMENDMENT.

         The Noteholders shall have received copies of Amendment No. 1 to Deed of Trust, Assignment of Leases and Security Agreement, dated as of November 29, 2003, executed by the Company and the Collateral Agent (the "COMPANY MORTGAGE AMENDMENT").

         5.13.    PRO FORMA BALANCE SHEET.

         Each Noteholder shall have received a copy of the Pro Forma Balance Sheet.

         5.14.    PROCEEDS FROM NTB SALE AND LEASEBACK.

         The Company shall have received at least $120,000,000 in gross cash proceeds from the NTB Sale and Leaseback.

         5.15.    GOVERNMENTAL AND THIRD PARTY APPROVALS.

         All governmental and material third party approvals necessary in connection with the NTB Acquisition, the financing contemplated hereby and the continuing operations of the Company and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by

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any competent authority that would restrain, prevent or otherwise impose adverse conditions on the NTB Acquisition or the financing thereof.

         5.16.    INSURANCE CERTIFICATES.

         The Noteholders shall have received copies of satisfactory insurance certificates with respect to all required insurance on property of NTB and TBC Nevada.

         5.17.    ENVIRONMENTAL AUDITS.

         The Noteholders shall have received (i) copies of the Phase I environmental assessments completed in 2003 with respect to the real properties that are part of the NTB Sale and Leaseback and (ii) copies of all other existing Phase I environmental assessments received by the Company in respect of the real properties that are part of the NTB Acquisition.

         5.18.    CLEAR LIEN SEARCH REPORT WITH RESPECT TO NTB AND TBC NEVADA
                  ASSETS.

         The Noteholders shall have received the results of a recent lien search in each of the jurisdictions where assets of NTB and TBC Nevada are located, as well as the jurisdiction in which each of NTB and TBC Nevada is organized and such search shall have revealed no Liens on any of the assets of NTB or TBC Nevada except for Liens permitted by Section 6.3 of the Note Purchase Agreement or discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Noteholders.

         5.19.    RECEIPT BY COLLATERAL AGENT OF PLEDGED STOCK.

         The Noteholders shall have received evidence reasonable satisfactory to them that the Collateral Agent has received the certificates representing the shares of Pledged Stock of NTB, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of Merchant's, Incorporated.

         5.20.    AMENDMENT FEE.

         The Company shall have paid the amendment fee in accordance with
Section 7 below.

         5.21.    SPECIAL COUNSEL FEES.

         The Company shall have paid the reasonable fees and disbursements of Noteholders' special counsel in accordance with Section 6 below.

         5.22.    PROCEEDINGS SATISFACTORY.

         All proceedings taken in connection with this Agreement and all documents and papers relating thereto shall be satisfactory to the Noteholders and their special counsel, and the Noteholders and their special counsel shall have received copies of such documents and papers as they or their special counsel may reasonably request in connection herewith.

6.       EXPENSES.

         Whether or not the Amendments become effective, the Company will pay all reasonable fees, expenses and costs relating to this Agreement, including, but not limited to, (a) the reasonable cost of reproducing this Agreement and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Noteholders' special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Agreement. Nothing in this Section 6 shall limit the Company's obligations under
Section 11.2 of the Note Purchase Agreement.

7.       AMENDMENT FEE.

         In consideration of the consent of the Noteholders to the Amendments, the Company shall pay a combined fee to the Noteholders on the Effective Date in an amount equal to .25% of the aggregate principal amount of the Notes outstanding on such date ($125,000). Such combined fee shall be paid to the Noteholders ratably in accordance with the respective principal amounts of Notes held by them in accordance with the Amendment Fee Schedule set forth as Exhibit D hereto and in the manner and to the accounts specified in the Note Purchase Agreement for payments of principal and interest on the Notes.

8.       MISCELLANEOUS.

         8.1.     PART OF NOTE PURCHASE AGREEMENT, RATIFICATION AND
                  CONFIRMATION.

         This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Notes are hereby ratified and confirmed and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Existing Note Purchase Agreement and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

         8.2.     COUNTERPARTS; EFFECTIVENESS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

         8.3.     SUCCESSORS AND ASSIGNS.

         All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not.

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

         8.4.     GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. NEXT PAGE IS SIGNATURE PAGE.]

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         If you are in agreement with the foregoing, please so indicate by signing the agreement below on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement among you and the Company.

                                                    Very truly yours,

                                                    TBC CORPORATION

                                                    By/s/ Thomas W. Garvey
                                                      ------------------------
                                                    Name: Thomas W. Garvey
                                                    Title: EVP/CFO

         [Signature Page to Amendment No. 1 to Note Purchase Agreement]

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:/s/ Billy Greer
   ------------------------
Name: Billy Greer
Title: Vice President

PRUCO LIFE INSURANCE COMPANY

By:/s/ Billy Greer
   ------------------------------
Name: Billy Greer
Title: Assistant Vice President

RGA REINSURANCE COMPANY

By: Prudential Private Placement Investors, L.P., Investment Advisor
By: Prudential Private Placement Investors, Inc., its General Partner

By:/s/ Billy Greer
   ------------------------
Name: Billy Greer
Title: Vice President

BAYSTATE INVESTMENTS, LLC

By: Prudential Private Placement Investors, L.P., Investment Advisor
By: Prudential Private Placement Investors, Inc., its General Partner

By:/s/ Billy Greer
   ------------------------
Name: Billy Greer
Title: Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P., Investment Advisor
By: Prudential Private Placement Investors, Inc., its General Partner

By:/s/ Billy Greer
   ------------------------
Name: Billy Greer
Title: Vice President

         [Signature Page to Amendment No. 1 to Note Purchase Agreement]

                                                                       EXHIBIT A

                 AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT

1.       AMENDMENT TO AFFIRMATIVE COVENANTS.

         (a) NOTICE OF CERTAIN MATERIAL EVENTS. Section 5.2 of the Existing Note Purchase Agreement shall be and is hereby amended by deleting "; and" appearing at the end of clause (b) thereof, relettering clause (c) as clause
(d), and inserting a new clause (c) to read in its entirety as follows:

                  "(c)     the occurrence of the events described in the
         definition of "Subsidiary" resulting in TBC de Mexico being considered a Subsidiary for all purposes under this Agreement; and".

         (b)      CORPORATE EXISTENCE, ETC.; BUSINESS. The first sentence of
Section 5.12 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety as follows:

                  "The Company covenants that it will, and will cause each of its Subsidiaries to, preserve and keep in full force and effect at all times its corporate existence, and the permits, licenses, franchises and other rights material to its business, provided that the foregoing shall not prohibit any merger, consolidation, conversion, restructuring, liquidation, dissolution or other transaction permitted under Section 6.4.".

2.       AMENDMENTS TO NEGATIVE COVENANTS.

         (a) FINANCIAL COVENANTS. Section 6.1 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

                  "6.1.    FINANCIAL COVENANTS. The Company will not at any time
         permit:

                           (a) FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than the amount set forth in the table below:

          FISCAL QUARTER ENDING                RATIO
----------------------------------------    -----------
December 31, 2003, March 31, 2004 and
June 30, 2004,                              1.15 to 1.0

September 30, 2004, December 31, 2004,      1.25 to 1.0
March 31, 2005, June 30, 2005, September
30, 2005 and December 31, 2005

any Fiscal Quarter ending thereafter        1.50 to 1.0

                  "FIXED CHARGE COVERAGE RATIO" shall mean, as of the last day of any Fiscal Quarter of the Company, the ratio of (a) EBITDA for the period of four completed Fiscal Quarters of the Company ending on the last day of such Fiscal Quarter to (b) Fixed Charges for such period.

                           (b) MAXIMUM LEVERAGE RATIO. The Leverage Ratio as of the end of any Fiscal Quarter to be greater than the amount set forth in the table below:

                        FISCAL QUARTER ENDING                                  RATIO
-----------------------------------------------------------------------     -----------
December 31, 2003, March 31, 2004 and June 30, 2004,                        3.25 to 1.0
September 30, 2004                                                          3.00 to 1.0
December 31, 2004, March 31, 2005 and June 30, 2005                         2.75 to 1.0
September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006     2.50 to 1.0
September 30, 2006 and any Fiscal Quarter ending thereafter                 2.25 to 1.0

                  "LEVERAGE RATIO" at any time means the ratio of Consolidated Funded Indebtedness as of the end of the then most recent Fiscal Quarter to the aggregate EBITDA for the period of four Fiscal Quarters most recently ended, including any adjustments based on Acceptable Acquisitions and dispositions as provided in the definition of EBITDA.

                           (C) ADJUSTED DEBT TO EBITDAR. The ratio of (i) Consolidated Adjusted Debt to (ii) EBITDAR at the end of any Fiscal Quarter, to be greater than the amount set forth in the table below:

                        FISCAL QUARTER ENDING                                  RATIO
-----------------------------------------------------------------------     -----------
December 31, 2003, March 31, 2004, June 30, 2004
and September 30, 2004                                                      5.35 to 1.0
December 31, 2004, March 31, 2005 and June 30, 2005                         5.00 to 1.0
September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006     4.75 to 1.0
September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007     4.25 to 1.0
September 30, 2007, and any Fiscal Quarter ending thereafter                4.00 to 1.0

                  For purposes of this Section 6.1(c), "CONSOLIDATED ADJUSTED DEBT" shall mean, at the end of any Fiscal Quarter, Consolidated Funded Indebtedness as of the end of such Fiscal Quarter, plus eight times the rental payments made (net of any sublease income) by the Company and its Subsidiaries during the period of four completed Fiscal Quarters then most recently ended.

                           (d)      ASSET TEST. The ratio of the sum of
                  consolidated accounts receivable and inventories subject to a first priority perfected security interest in favor of the Collateral Agent pursuant to the Guarantee and Collateral Agreement (and, in any event, exclusive of any then outstanding amounts secured by a security interest on inventory permitted by Section 6.3(f)) to Consolidated Funded Indebtedness as at the end of any Fiscal Quarter to be less than the amount set forth in the table below:

                   FISCAL QUARTER ENDING                           RATIO
-----------------------------------------------------------     ------------
December 31, 2003, March 31, 2004, June 30, 2004
and September 30, 2004                                           1.10 to 1.0
December 31, 2004, March 31, 2005 and June 30, 2005              1.20 to 1.0
September 30, 2005 and any Fiscal Quarter ending thereafter      1.35 to 1.0"

         (b) LIMITATIONS ON INDEBTEDNESS. Section 6.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety as follows:

                  "6.2.    LIMITATION ON INDEBTEDNESS. The Company will not, nor
         will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                           (a) (i) Indebtedness created hereunder and Guarantees executed pursuant hereto (including, without limitation, the Guarantee and Collateral Agreement), and (ii) Indebtedness and Guarantees under the Credit Agreement in an aggregate principal amount not exceeding $271,167,164; provided, however, that the amount of any increase in the aggregate revolving commitments thereunder made in accordance with Section 2.02(d) thereof that increases the aggregate Indebtedness and Guarantees under the Credit Agreement to an amount greater than $271,167,164, but less than or equal to $299,667,164, shall be permitted;

                           (b) Indebtedness and Guarantees existing on the First Amendment Effective Date and set forth on Schedule 6.2(b) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof over the amount set forth in respect of such Indebtedness on Schedule 6.2(b);

                           (c) Indebtedness owed to the Company by any of its Wholly-Owned Subsidiaries, or owed to any of its Wholly-Owned Subsidiaries by any of its other Wholly-Owned Subsidiaries, that in each case is permitted under Section 6.5(c), and Indebtedness owed by the Company to any of its Wholly-Owed Subsidiaries;

                           (d) Guarantees and Indebtedness arising in connection with the SunTrust Sale and Leaseback;

                           (e) Guarantee obligations entered into by Big O or its Subsidiaries on behalf of its franchisees, other than those existing Guarantee obligations listed on Schedule 6.2(e), provided that the aggregate principal amount of such guaranteed obligations arising after the date hereof plus the aggregate principal amount of loans permitted under Section 6.5(h) at no time exceeds $20,000,000;

                           (f) Indebtedness of any Subsidiary which becomes such as a result of an Acceptable Acquisition, including such Indebtedness that is assumed or becomes the subject of a Guarantee, but not any extensions, renewals or replacements thereof; provided, that such Indebtedness is not created in contemplation of or in connection with such Acceptable Acquisition;

                           (g) Guarantees by the Company or any of its Wholly-Owned Subsidiaries of Indebtedness of any of its other Wholly-Owned Subsidiaries, provided such Indebtedness is otherwise permitted pursuant to this Section 6.2;

                           (h) Guarantee obligations entered into by (x) the Company or any of its Wholly-Owned Subsidiaries, of obligations of any of its other Wholly-Owned Subsidiaries to Persons other than their Affiliates, which obligations are incurred by them in the ordinary course of business and do not constitute Indebtedness, such as trade accounts payable, customer advances, accrued expenses and lease payments that do not constitute Indebtedness, and (y) the Company or any of its Wholly-Owned Subsidiaries, of obligations of Persons other than Subsidiaries and their Affiliates, provided that the aggregate principal amount of the guaranteed obligations under clause (y) plus the aggregate amount of the investments permitted under Section 6.5(d) at no time exceeds $20,000,000;

                           (i) Guarantees and Indebtedness arising in connection with the NTB Sale and Leaseback;

                           (j) Capitalized Lease Obligations in respect of property acquired in the NTB Acquisition and set forth on
                  Schedule 6.2(b) in an aggregate amount not to exceed $13,000,000;

                           (k) Guarantees and Indebtedness arising in connection with sale and leaseback transactions permitted under Section 6.10(d); and

                           (l) other Indebtedness not otherwise permitted by clauses (a) through (k) of this Section 6.2 in an aggregate principal amount not to exceed $25,000,000 at any time outstanding."

         (c) LIENS. Section 6.3 of the Existing Note Purchase Agreement shall be and is hereby amended as follows:

                  (i) clause (c) thereof is hereby amended by (A) deleting the phrase ", other than a Lien securing a Synthetic Lease permitted under Section 6.2(d)," in the first and second lines thereof, and (B) deleting the reference "Section 6.2(j)" contained in clause (iii) of the proviso therein and inserting in its place "Section 6.2(l)";

                  (ii) clause (d) thereof is hereby amended by (A) deleting the phrase ", other than a Lien securing a Synthetic Lease permitted under Section 6.2(d)," in the first and second lines thereof, and (B) deleting the reference "Section 6.2(j)" contained in clause (i) of the proviso therein and inserting in its place "Section 6.2(l)";

                  (iii) clause (e) thereof is hereby amended and restated in its entirety as follows:

                           "(e) Liens (i) arising in connection with the
                  SunTrust Sale and Leaseback, so long as the Indebtedness secured thereby is permitted under Section 6.2(d), (ii) arising in connection with the NTB Sale and Leaseback so long as the Indebtedness secured thereby is permitted under Section 6.2(i), and (iii) other sale and leaseback transactions permitted under Section 6.10(d);";

         (d) FUNDAMENTAL CHANGES. Section 6.4 of the Existing Note Purchase Agreement shall be and is hereby amended as follows:

                  (i) clause (e) thereof is hereby amended and restated in its entirety as follows:

                           "(e) the disposal of Northern States Tire, Inc. or
                  STI Acquisition LLC to any Person shall be permitted, whether by sale of assets or stock, or by merger, consolidation, dissolution or liquidation; and"; and

                  (ii) a new clause (f) is hereby added to Section 6.4 immediately following clause (e) to read in its entirety as follows:

                           "(f) any Wholly-Owned Subsidiary may change its
                  entity form to, or otherwise convert to another form of entity, which is also a Wholly-Owned Subsidiary and is a grantor and guarantor under the Guarantee and Collateral Agreement, or engage in any other restructuring, provided that no assets of or ownership interests in any such Wholly-Owned Subsidiary shall be transferred to a Person which is not also a Wholly-Owned Subsidiary and a grantor and guarantor under the Guarantee and Collateral Agreement.".

         (e)      INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS.
Section 6.5 of the Existing Note Purchase Agreement shall be and is hereby amended as follows:

                  (i) clause (h) thereof is hereby amended by deleting the word "and" appearing at the end of such clause;

                  (ii) clause (i) thereof is hereby amended by deleting the period at the end of such clause and inserting in its place "; and"; and

                  (iii) a new clause (j) is hereby added to Section 6.5 immediately following clause (i) to read in its entirety as follows:

                           "(j) the NTB Acquisition.".

         (f)      TRANSACTIONS WITH AFFILIATES. The proviso contained in Section
6.7 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety as follows:

                  "; provided that the foregoing shall not apply to transactions
         (i) between the Company and any of its Wholly-Owned Subsidiaries or between or among such Wholly-Owned Subsidiaries, as long as such transactions do not violate Section 6.5; or (ii) if such transactions occur in the ordinary course of business consistent with past practices of the Company and/or Subsidiary, (A) transactions between the Company or any Wholly-Owned Subsidiary and TBC de Mexico, a Mexican variable capital corporation, or (B) transactions between Big O or any of its Subsidiaries and any Joint Venture established by Big O or any of its Subsidiaries in the ordinary course of business, the entire investment in which is permitted under Section 6.5(d); or (iii) incident to any dissolution or liquidation of STI Acquisition LLC and the associated distribution or disposal of any of its assets to the extent permitted under Sections 6.4(e) and 6.10(i)."

         (g) SALE OF ASSETS. Section 6.10 of the Existing Note Purchase Agreement shall be and is hereby amended as follows:

                  (i) clause (d) thereof is hereby amended and restated in its entirety to read as follows:

                           "(d) one or more transactions in which fixed or
                  capital assets are sold and leased back on terms that do not constitute Capitalized Lease Obligations (other than the SunTrust Sale and Leaseback, the NTB Sale and Leaseback and any transaction described in clause (e) below) provided that
                  (i) if the aggregate sale price of the assets sold exceeds $15,000,000, the Net Proceeds of each such sale are used to prepay principal of the Notes, the 1996 Notes and Bank Term Loans, in accordance with Section 4.8;";

                  (ii) clause (f) thereof is hereby amended by deleting the word "and" appearing at the end of such clause;

                  (iii) a new clause (h) is hereby added to Section 6.10 immediately following clause (g) to read in its entirety as follows:

                           "(h) the NTB Sale and Leaseback; and"; and

                  (iv) a new clause (i) is hereby added to Section 6.10 immediately following new clause (h) to read in its entirety as follows:

                           "the disposition of the assets of, or the ownership
                  interests of the Company and its Wholly-Owned Subsidiaries in, STI Acquisition LLC.".

3.       AMENDMENTS TO DEFINITIONS.

         (a)      "APPLICABLE MARGIN". The definition of "Applicable Margin" in
Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

                  ""APPLICABLE MARGIN" means, (a) at any time on or after the First Amendment Effective Date and prior to the later to occur of (i) the six month anniversary of the First Amendment Effective Date and
         (ii) the last day of the first Fiscal Quarter following the First Amendment Effective Date on which the Adjusted Leverage Ratio is less than 4.50 to 1.0 (for purposes of this definition, the "Termination Date"), one percent (1.00%) per annum and (b) for the time periods specified below
         (i) the interest rate per annum set forth in the table below opposite the Adjusted Leverage Ratio for each of the two most recently ended Fiscal Quarters at such time, and (ii) in all other cases, the Applicable Margin then in effect shall remain unchanged.

                                    ADJUSTED LEVERAGE RATIO AT      INTEREST RATE PER
                                    THE END OF EACH OF THE TWO            ANNUM
         TIME PERIOD                MOST RECENT FISCAL QUARTERS
-------------------------------    ----------------------------     -----------------
on or after the Termination            greater than 4.75:1                       1.00%
Date but prior to September
30, 2005                           less than or equal to 4.75:1                  0.00%

on or after September 30, 2005          greater than 4.50:1                      1.00%

                                   less than or equal to 4.50:1                  0.00%"

         (b)      "BANK TERM LOAN". The definition of "Bank Term Loan" in
Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

                  ""BANK TERM LOAN" shall mean a loan made under the Credit Agreement pursuant to any of Sections 2.01(b), 2.01(c) or 2.01(d) of the Credit Agreement.".

         (c)      "CREDIT AGREEMENT". The definition of "Credit Agreement" in
Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

                  ""CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement, dated as of November 29, 2003, among the Company, First Tennessee Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, as Co-Administrative Agent, and the other lenders party thereto.".

         (d) NEW DEFINITION - "FIRST AMENDMENT". Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended by inserting the following new definition in its appropriate alphabetical order:

                  ""FIRST AMENDMENT" means Amendment No. 1 to Note Purchase Agreement, dated as of November 29, 2003, by and among the Company and the holders of Notes.".

         (e)      NEW DEFINITION - "FIRST AMENDMENT EFFECTIVE DATE". Section
10.2 of the Existing Note Purchase Agreement shall be and is hereby amended by inserting the following new definition in its appropriate alphabetical order:

                  ""FIRST AMENDMENT EFFECTIVE DATE" means November 29, 2003.".

         (f) "GUARANTEE AND COLLATERAL AGREEMENT". The definition of "Guarantee and Collateral Agreement" in Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

                  ""GUARANTEE AND COLLATERAL AGREEMENT" shall mean the Guarantee and Collateral Agreement executed and delivered by the Company and each Subsidiary Obligor in the form attached hereto as Exhibit 3.8, as amended by that certain Amendment to Guarantee and Collateral Agreement, dated as of November 29, 2003 and after giving effect to the Assumption Agreements executed by each of NTB and TBC Nevada on the First Amendment Effective Date and as further amended, supplemented (by any other such similar Assumption Agreement or otherwise) or otherwise modified from time to time.";

and the parenthetical expression "(the "GUARANTEE AND COLLATERAL AGREEMENT")" is hereby deleted from Section 3.8 of the Existing Note Purchase Agreement.

         (g)      "INDEBTEDNESS". The definition of "Indebtedness" in Section
10.2 of the Existing Note Purchase Agreement shall be and is hereby amended by deleting the phrase "Synthetic Leases" appearing in clause (k) thereof and inserting in its place the phrase "synthetic leases".

         (h) "INTERCREDITOR AGREEMENT". The definition of "Intercreditor Agreement" in Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

                  ""INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement, dated as of March 31, 2003, by and among the holders of Notes, the lenders party to the Credit Agreement and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.";

and the parenthetical expression "(the "INTERCREDITOR AGREEMENT")" is hereby deleted from Section 3.6 of the Existing Note Purchase Agreement.

         (i) NEW DEFINITION - "NTB". Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended by inserting the following new definition in its appropriate alphabetical order:

                  ""NTB" means NTW Incorporated, a Delaware corporation.".

         (j) NEW DEFINITION - "NTB ACQUISITION". Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended by inserting the following new definition in its appropriate alphabetical order:

                  ""NTB ACQUISITION" means the acquisition by the Company of all of the issued and outstanding capital stock of NTB from Sears, Roebuck and Co. pursuant to a certain Stock Purchase Agreement dated as of September 21, 2003, for an aggregate purchase price not to exceed $225,000,000.".

         (k) NEW DEFINITION - "NTB SALE AND LEASEBACK". Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended by inserting the following new definition in its appropriate alphabetical order:

                  ""NTB SALE AND LEASEBACK" means the sale, for an aggregate price not to exceed $140,000,000 and the leasing back of up to eighty-nine retail properties acquired by the Company in connection with the NTB Acquisition.".

         (l) "PREPAYMENT EVENT". Clause (b) of the definition of "Prepayment Event" in Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety as follows:

                  "(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, but only to the extent that the Net Proceeds therefrom, together with any other such Net Proceeds received after the First Amendment Effective Date, exceed $5,000,000 in the aggregate and have not been applied to repair, restore or replace such property or asset or to acquire other real property, equipment or other tangible assets to be used in the business of the Borrower or any Subsidiary within one year after such event; or"

         (m) "SUNTRUST SALE AND LEASEBACK". The definition of "SunTrust Sale and Leaseback" in Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety as follows:

                  ""SUNTRUST SALE AND LEASEBACK" means the sale, for an aggregate price of $5,840,000, and the leasing back of eight retail stores previously owned by Merchant's, Incorporated, pursuant to the Purchase Agreements and Lease Agreements, each dated as of September 30, 2003 among Merchant's, Incorporated and various affiliates of SunTrust Equity Funding, LLC.".

         (n) "TENNESSEE PROPERTY MORTGAGE". The definition of "Tennessee Property Mortgage" in Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety as follows:

                  ""TENNESSEE PROPERTY MORTGAGE" means that certain Deed of Trust, Assignment of Leases and Security Agreement, dated as of March 31, 2003, in respect of real property and improvements in Memphis, Tennessee owned by the Company securing its obligations to, among other parties, the holders of Notes, in respect of, among other obligations, the Company's obligations under this Agreement and the Notes, as amended by that certain Amendment No. 1 to Deed of Trust, Assignment of Leases and Security Agreement, dated as of November 29, 2003.".

4.       AMENDMENTS TO SCHEDULES.

         Schedules 6.2(b), 6.2(e), 6.3, 6.5(b), and 6.8 of the Existing Note Purchase Agreement shall be and are hereby amended and restated in their entireties as set forth on Schedule 6.2(b), 6.2(e), 6.3, 6.5(b), and 6.8, respectively, attached hereto.

                                                                       EXHIBIT B

                 AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

                                                                       EXHIBIT C

                      AMENDMENT TO INTERCREDITOR AGREEMENT

                                                                       EXHIBIT D

                             AMENDMENT FEE SCHEDULE

                NOTEHOLDER                     AMENDMENT FEE
-------------------------------------------    -------------
The Prudential Insurance Company of America
                (Note R-1)                     $      56,803
The Prudential Insurance Company of America
                (Note R-2)                     $      16,000
       Pruco Life Insurance Company            $       5,698
          RGA Reinsurance Company              $      12,500
         Baystate Investments, LLC             $      18,875
  United of Omaha Life Insurance Company       $      15,125

                                                                 Schedule 3.7(b)

                              OWNED REAL PROPERTIES

TBC CORPORATION

Offices and Warehouse Located At:

4770 Hickory Hill Road, Memphis, TN

BIG O TIRES & SUBSIDIARIES

Retail Tire Stores Located At:

2545 Stewart  Parkway, Roseburg, OR
12025 S. Western Ave, Oklahoma City, OK
750 S. Lindsay Rd, Gilbert, AZ
12740 N. Colorado Blvd., Thorton, CO
116 West 56th St., Kearney, NE
2135 N. Diers Ave, Grand Island, NE
810 25th Ave., Brookings, SD
705 S. Highway 49, Jackson, CA
3740 E. 104th Ave., Thorton, CO
540 E. Wickenburg Way, Wickenburg, AZ
29032 Crossroads Lane, Evergreen, CO
1815 24th Street, Bakersfield, CA
2061 Rock Springs Dr., Las Vegas, NV
8075 Sahara Ave., Las Vegas, NV
1511 S. Kennewick Ave., Kennewick, WA
680 West Shaw, Clovis, CA
3001 O Street, Lincoln, NE

Warehouses Located At:

1422 S. Redwood Rd., Salt Lake City, UT (capital lease)
1764 S. Havana St., Aurora, CO (mini storage)

Retail Stores Under Development:

Greenfield and Main Streets, Mesa, AZ
Arapahoe and Potomac Avenues, Centennial, CO
Desert Foothills, Phoenix, AZ

Vacant Land Located At:

Approx. 705 S. Highway 49, Jackson, CA
Approx. Colo & Havana, Aurora, CO

Approx. 8020 Walerga, Antelope, CA
Approx. 700 West Shaw, Clovis, CA
Approx. Woodman & Rangewood, Colorado Springs, CO
Approx. 28000 Mission Blvd., Hayward, CA

MERCHANT'S, INCORPORATED

Retail Tire Stores Located At:

379 Hungerford Drive, Rockville, MD
1141 Bladensburg Road, Washington, D.C.
7400 N. Military Highway, Norfolk, VA
201 W. Mercury Blvd., Hampton, VA
13776 Warwick Blvd., Newport News, VA
1805 N. Battlefield Blvd., Chesapeake, VA

Training Center:*

9071 Euclid Avenue, Manassas, VA

* Training Center option to purchase has been exercised by Merchant's stockholders (anticipated to be sold 1st Qtr 2004)

NORTHERN STATES TIRE, INC.

300 Essex Rd., Lot 1 FW Webb Subdivision, Williston, VT (retail store) 372 Dartmoth College Hwy, Lebanon, NH (retail store and warehouse)

NTW INCORPORATED

Retail Tire Stores Located At:

7881 Katy Freeway, Houston, TX (#7262)
11100 Old Katy Road, Houston, TX (#7352)
2435 Billingsley Road, Columbus, OH (#7541)
7335 West 119th Street, Overland Park, Kansas

In addition, NTW Incorporated leases 19 retail tire stores pursuant to various capital leases described on Schedule 6.2(b) hereto.

                                                                 SCHEDULE 6.2(b)

                              EXISTING INDEBTEDNESS

Indebtedness and Guarantees under or relating to the 1996 Notes.

Those Guarantees listed on Schedule 6.2(e).

TBC Corporation has guaranteed a $1,500,000 line of credit made available to TBC de Mexico and TBC International Inc. by First Tennessee Bank National Association.

TBC Corporation has guaranteed all obligations of Big O Retail Enterprises, Inc., Tire Kingdom, Inc., Big O Tires, Inc., Carroll's, Inc., Merchant's, Incorporated and (after the closing date of the NTB Acquisition) expects to guarantee all obligations of NTW Incorporated, to Michelin North America, Inc. and its affiliates.

TBC Corporation has guaranteed all obligations of Tire Kingdom, Inc. to Continental General Tire, Inc.

Capital Lease relating to the Salt Lake City Warehouse of Big O Tires, Inc. (book value as of 9/30/03 is $1,130,000).

Various Capital Leases relating to 19 retail tire stores operated by NTW Incorporated (at 9/27/03, aggregate ending principal was $12,106,943 and aggregate net book value was $7,898,965).

                                                                 SCHEDULE 6.2(e)

           GUARANTEE OBLIGATIONS OF BIG O TIRES, INC. AND SUBSIDIARIES

                                              Big O Guarantee Portion at 9/30/03

The CIT Group
         Intermountain Realty - Sioux Falls                $  358,886.66

Merrill Lynch
         Loan portfolio (sold 6/30/97,9/30/97,12/31/98)        11,280.65

GE Capital
         Las Vegas (Steve Smith)                              290,000.00
         Las Vegas                                            371,523.01
         82nd St. Oregon                                      211,781.86
         Boulder, CO                                           45,742.96
         Fresno Winston Location                               55,000.00
         Gilroy Winston Location                               70,000.00
         L&W Tire Service Center, LLC                         245,409.87
         L&W Tire Service Center, LLC                         310,371.25

OKC, LLC JV                                                   125,000.00

Real Estate Lease Guarantees                                1,047,120.88
                                                           -------------
Total Guarantees                                           $3,142,117.14

                                                                    SCHEDULE 6.3

                                 EXISTING LIENS

-        Liens arising under the Guarantee and Collateral Agreement.

- Numerous UCC financing statements evidencing operating lease transactions in which TBC Corporation and its Subsidiaries are lessees have been filed and are still in effect.

- Mortgage on the Tennessee headquarters of TBC Corporation recorded pursuant to the Credit Agreement.

UCC Filings and Mortgages Against Big O Tires, Inc. and Its Subsidiaries:

         The CIT Group/Equipment Financing, Inc.
         Filings in connection with sales of franchisee notes receivable.

         SunTrust Bank, as Agent.
         Filings in connection with Synthetic Leases (in process of being terminated).

         First National Bank of Dieterich.
         Filing in connection with equipment financing by Big O Tire of Idaho, inc.

         Steve W. Mead
         Filing to evidence consigned Interstate Battery System of America inventory.

UCC Filings Against Tire Kingdom, Inc.:

         Michelin North America, Inc. and related entities.
         Purchase money security interest filing against all inventory purchased from secured party by Tire Kingdom and all proceeds therefrom.

UCC Filings Against Merchant's, Incorporated or Merban, Inc:

         Bridgestone/Firestone, Inc.
         Consigned inventory of the secured party.

         Bandag, Incorporated
         Liens relating to Bandag equipment and related collateral used in the retreading operations of Merban (in process of being terminated).

                                                                 SCHEDULE 6.5(b)

                     CERTAIN EXISTING INVESTMENTS AND LOANS

-        See Exhibit A for a listing of all existing Subsidiaries.

- TBC of Nevada LLC owns 40% of STI Acquisition LLC, a Nevada limited liability company.

- TBC Corporation owns 20,000 shares of Series A Preferred Stock, $.01 par value, of Quirk Automotive, Corp. and 14.4 shares of Common Stock, $100 par value, of V.I.P., Inc. (total investment - $5,000,000).

- TBC International Inc. owns approximately 49% of the ownership interests in TBC de Mexico, S.A. de C.V., a Mexican company.

- Big O Retail Enterprises, Inc. is a 50% shareholder in Tires Industries Corporation, a Utah corporation.

- Big O Development, Inc. loaned Betsy Paulsen Tufts $297,000 on October 10, 1994. At 10/31/03, the balance on the promissory note relating thereto was $105,923.

-        Carroll's, Inc. owns 50 shares of stock of The Hercules Tire & Rubber
         Company.

-        Carroll's Inc. owns 360 shares of stock of Carmerica, Inc.

- Big O Tires, Inc. holds a 50% interest in each of the following joint ventures:

         BORE/MPC, LLC (a Missouri LLC)
         OKC, LLC (a Colorado LLC)
         Intermountain Development Joint Venture (a Colorado general partnership) One Stop Undercar Denver, LLC (a Colorado LLC)

                                                                    EXHIBIT A TO
                                                                 SCHEDULE 6.5(b)

           COMPANY AND SUBSIDIARIES AND JURISDICTIONS OF ORGANIZATION

Company: TBC Corporation, a Delaware corporation ("TBC")

Subsidiaries Directly Owned by TBC:

                                Jurisdiction of    Percentage of Stock/
           Name                  Organization      Equity Owned by TBC     Subsidiaries
----------------------------    ---------------    --------------------    ------------
Big O Tires, Inc.                   Nevada                  100%            See Below
Carroll's, Inc.                     Georgia                 100%               None
Northern States Tire, Inc.         Delaware                 100%               None
TBC International Inc.             Delaware                 100%               None
TBC Retail Enterprises, Inc.       Delaware                 100%            See Below
TBC Brands, LLC                    Delaware                 100%               None
TBC Capital, LLC                   Delaware                 90%*               None
TBC of Nevada LLC                   Nevada                  100%               None

*5% is owned by each of Carroll's, Inc. and Tire Kingdom, Inc.

Subsidiaries Directly Owned by Big O Tires, Inc.:

                            Jurisdiction of    Percentage of Stock
          Name               Incorporation       Owned by Big O       Subsidiaries
-------------------------   ---------------    -------------------    ------------
Big O Development, Inc.        Colorado                100%               None
O Advertising, Inc.            Colorado                100%               None
Big O Tire of Idaho, Inc.       Idaho                  100%               None

Subsidiaries Directly Owned by TBC Retail Enterprises, Inc.:

                            Jurisdiction of    Percentage of Stock
          Name               Incorporation     Owned by TBC Retail    Subsidiaries
-------------------------   ---------------    -------------------    ------------
Big O Retail Enterprises,       Colorado               100%               None
 Inc.
Tire Kingdom, Inc.              Florida                100%            See Below

Subsidiaries Directly Owned By Tire Kingdom, Inc.:

                            Jurisdiction of    Percentage of Stock
          Name               Incorporation        Owned by TKI        Subsidiaries
-------------------------   ---------------    -------------------    ------------
Merchant's, Incorporated       Delaware                100%            See Below

Subsidiaries Directly Owned By Merchant's, Incorporated:

                      Jurisdiction of    Percentage of Stock
       Name            Incorporation     Owned by Merchant's    Subsidiaries
------------------    ---------------    -------------------    ------------
Merban, Inc.             Virginia                100%               None
NTW Incorporated**       Delaware                100%               None
                --

----------

** After Closing Data of NTB Acquisition
--

                                                                    SCHEDULE 6.8

                              EXISTING RESTRICTIONS

The documents evidencing the Credit Agreement contain restrictions and conditions of the type described in Section 6.8.

The documents evidencing the SunTrust Sale and Leaseback contain restrictions and conditions of the type described in Section 6.8.

The documents evidencing the NTB Sale and Leaseback contain restrictions and conditions of the type described in Section 6.8.